EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of American Media Operations, Inc. (the “Company”) on Form 10-Q for the fiscal period ended June 30, 2007 (the “Report”), I, David J. Pecker, Chief Executive Officer of the Company, and I, John F. Craven, Chief Financial Officer, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ DAVID J. PECKER
David J. Pecker Chief Executive Officer (principal executive officer)

/s/ JOHN F. CRAVEN
John F. Craven Chief Financial Officer (principal financial officer)

Date: October 1, 2007

This certification shall not be deemed filed by the Company for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section. Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.